UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 17, 2018

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Bovie Medical Corporation (the “Company”) in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2018, Jay D. Ewers, the Chief Financial Officer, Treasurer and Secretary of the Company, resigned from all positions with the Company (the “Resignation”), which was to be effective upon such time as (i) the Company hires a new Chief Financial Officer and (ii) Mr. Ewers completes the transition of his duties to the new Chief Financial Officer.

On December 11, 2018, the Company appointed Tara Harris Semb, age 49, as the Company’s Chief Financial Officer, effective as of January 2, 2019. Accordingly, Mr. Ewers’ Resignation will be effective as of January 2, 2019.

Ms. Semb previously served as the Chief Financial Officer of Avail Vapor LLC, a closely held private company and manufacturer of premium e-liquid for use in electronic vapor devices, from December 2015 to December 2018. From August 2006 to December 2015, Ms. Semb served in various financial roles at Amsted Industries, a multi-national industrial components manufacturing company. Ms. Semb holds an Executive MBA from Washington University in St. Louis, and a B.S. Accounting from the University of Illinois.

In connection with her appointment, the Company and Ms. Semb entered into an employment agreement (the “Employment Agreement”) dated December 11, 2018, and effective as of January 2, 2019. Under the Employment Agreement, Ms. Semb will receive an initial annual base salary of $271,000 (the “Base Salary”). In addition, Ms. Semb shall have the opportunity to earn an annual bonus under a bonus plan to be determined and established by the Company, which shall be comprised of a combination of long term incentives (share options) and short term incentives (cash bonus), which combination shall be determined in the sole discretion of the Company, in an amount equal to not less than 35% of Ms. Semb’s Base Salary.

The foregoing is a summary only of the material terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, to be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Item 8.01 - Other Events

On December 17, 2018, the Company issued a press release reporting the departure of Mr. Ewers and appointment of Ms. Semb as CFO. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 17, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2018	By:	/s/ Charles D. Goodwin II
Charles D. Goodwin II
President and Chief Executive Officer

2